                               AMENDED & RESTATED
                                 PROMISSORY NOTE

     (REPLACES THE PROMISSORY NOTE DATED FEBRUARY 24, 2004 IN THE AMOUNT OF
                                  $100,000.00)

     VSUS Technologies Incorporated ("VSUS"), hereby promises to pay to the order of Jenson Services, Inc. at 4685 South Highland Drive, Suite 202, Salt
Lake City, Utah 4117, or at such other place as the holder hereof may designate in writing, the sum of One Hundred Thousand ($100,000) dollars, payable as follows:

     (i)  one-third (or $33,333.33) shall be due and payable upon the closing of the proposed merger transaction by and among VSUS, First Info Network,
          Inc. and 1st Alerts, Inc. (the "Closing");

     (ii) one-third (or $33,333.33) shall be due and payable thirty (30) days following the Closing; and

     (iii) one-third (or $33,333.34) shall be due and payable sixty (60) days following the Closing.

     Notwithstanding anything to the contrary in this note, if the Closing does not occur on or before July 13, 2005, the entire $100,000 owed under this note shall become immediately due and payable.

     Prepayment of this note with interest to date of payment may be made at any time without penalty.

     Interest shall accrue at ten (10) percent per annum after default hereunder.

     In event of any default hereunder, the undersigned agree to pay to the holder hereof reasonable attorney's fees, legal expenses and lawful collection costs in addition to all other sums due hereunder.

     This promissory note shall be construed under the laws of the State of
Utah, and any action brought hereunder on default in payment of principal or applicable interest may be brought in the federal and state courts situated in
Salt Lake County, Utah.

     Presentment, demand, protest, notice of dishonor and extension of time without notice are hereby waived.

                                          VSUS TECHNOLOGIES INCORPORATED

Dated: April 13, 2005                     By: /s/ Eli Kissos
                                              ----------------------------------

                                          Its: CEO and President